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                                                                    EXHIBIT 10.7

                  Dated the        day of                2000
                  -------------------------------------------




                                MONANCE LIMITED
                                 (as Landlord)



                                      AND



                            IASIAWORKS (HK) LIMITED
                                  (as Tenant)



               ------------------------------------------------


                               TENANCY AGREEMENT

                                      of

                     27th Floor of Hongkong Telecom Tower,
                    979 King's Road, Quarry Bay, Hong Kong


               ------------------------------------------------
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                     THE FIRST SCHEDULE ABOVE REFERRED TO
                     ------------------------------------



                                    PART I
                                    ------


LANDLORD            :    MONANCE LIMITED

REGISTERED OFFICE   :    39th Floor, Hongkong Telecom Tower, Taikoo Place,
                         979 King's Road, Quarry Bay, Hong Kong

TENANT              :    IASIAWORKS (HK) LIMITED

PLACE OF            :    HONG KONG
INCORPORATION

REGISTERED OFFICE/  :    31st Floor, Shell Tower, Times Square, Causeway Bay,
PRINCIPAL PLACE          Hong Kong
OF BUSINESS

                                    PART II
                                    -------

THE BUILDING        :    The multi-storeyed commercial/office building erected
                         as part of the Development erected on Section S and The
                         Remaining Portion of Quarry Bay Marine Lot No. 1 and known as:

                         HONGKONG TELECOM TOWER.
                         Taikoo Place,
                         979 King's Road,
                         Quarry Bay,
                         Hong Kong.

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                    :  All Those 27th Floor of the Building which for the
                       purposes of identification only are shown and coloured Pink on the 27th Floor Plan hereto annexed.


                                   PART III
                                   --------

TERM                :  A term of three (3) years commencing on the 15/th/ day of
                       March 2000 and expiring on the 14/th/ day of March 2003
                       (both days inclusive).


                                    PART IV
                                    -------


RENT FREE PERIOD    :  Notwithstanding anything to the contrary herein, a rent free period of seven (7) months in the following manner shall be given :

                            First three (3) months in year 1, i.e. 15.3.2000 to
                       14.6.2000, First two (2) months in year 2, i.e. 15.3.2001
                       to 14.5.2001 and First two (2) months in year 3, i.e.
                       15.3.2002 to 14.5.2002, during which rent free period the Tenant

                       (a) shall not be required to pay rent or, subject to sub-clause (c) below, Air-Conditioning Charges;

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                       (b)  but shall be obliged to pay rates and Management
                            Charges and other outgoings payable by the Tenant in manner hereinafter mentioned; and

                       (c) in the event of air-conditioning being supplied to any part of the Premises at the request of the Tenant during the rent-free period, the Tenant shall pay Air-Conditioning Charges at the rate set out in Part II of the Second Schedule hereto for the airconditioning supply during Normal Business Hours, and at the rate mentioned in Section IV, Clause 4.06(b) hereof for any supply outside Normal Business Hours.

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                     THE SECOND SCHEDULE ABOVE REFERRED TO
                     -------------------------------------

                                    PART I
                                    ------

                                     RENT
                                     ----

The rent shall be Hong Kong Dollars THREE HUNDRED AND THREE THOUSAND TWO HUNDRED AND SIXTY-ONE Only (HK$303,261.00) per calendar month.

                                    PART II
                                    -------

                    PARTICULARS OF AIR-CONDITIONING CHARGES
                    ---------------------------------------

The Air-Conditioning Charge that will be payable with effect from the commencement of the Term for air-conditioning supplied to the Premises during Normal Business Hours will be HK$50,543.50 per month (subject to review).

                                   PART III
                                   --------

                              MANAGEMENT CHARGES
                              ------------------

The Management Charge that will be payable with effect from the commencement of the Term as a due proportion of the cost to the Landlord of providing the management services to the Common Areas and services of the Development will be HK$33,214.30 per month (subject to review).

                                    PART IV
                                    -------

                                    DEPOSIT
                                    -------

The amount of the deposit that shall be paid to the Landlord in cash on the signing hereof in accordance with Clause 9.01 of Section IX shall be in the sum HK$1,161,056.40.

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                     THE THIRD SCHEDULE ABOVE REFERRED TO
                     ------------------------------------

                                     USER
                                     ----

The Tenant will use the Premises for commercial offices for the purposes of the business of the Tenant and/or its Related Companies only and for no other purpose whatsoever.

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                     THE FOURTH SCHEDULE ABOVE REFERRED TO
                     -------------------------------------

                              SPECIAL CONDITIONS

      HANDING OVER OF POSSESSION
      --------------------------

1.1 Vacant possession of the Premises shall be given by the Landlord to the Tenant on the date of commencement of the Term.

1.2 Possession of the Premises shall be handed over by the Landlord to the Tenant in the "as is" condition with the following fixtures and fittings.

(a) Fully fitted suspended ceilings light boxes, air conditioning grills, diffusers, ducting, sprinkler system, grid and tiles.

(b) A raised floor system incorporating floor tiles and the underfloor power grid.

(c) The voice/data cable, subject to the Tenant and Landlord agreeing a fair purchase price. If no agreement can be reached, the voice/data cable shall be left in situ at no cost to the Tenant.

(d) All pantries in an "as is" condition with the exception of the moveable fittings.

(e)   Blinds around the windows.

1.3   From the date of possession of the Premises handed over to the

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      Tenant until the date of commencement of the Term the Premises shall be deemed to be held by the Tenant as the Landlord's licensee free of payment of rent but subject to payment by the Tenant during such period of all rates, Air-Conditioning Charges and Management Charges which would be payable in respect of the Premises during the Term, and to the observance and performance by the Tenant of the same terms and conditions of this Agreement which the Tenant would be obliged to observe and perform during the Term.

2.    TENANT'S RIGHT OF SUB-LETTING
      -----------------------------

      Notwithstanding the provisions of Clause 5.22 of this Agreement, the Tenant may (subject to obtaining the prior written consent of the Head Landlord and the Landlord such consent not to be unreasonably withheld) sublet the Premises to any third party Provided that:

(a) if the Tenant shall be desirous of sub-letting any portion of the Premises it shall notify the Landlord in writing of its intention so to do and shall provide to the Landlord particulars of:-

      (i)   the name and address of the proposed sub-tenant,
      (ii) the portion of the Premises proposed to be sub-let ("the Sub-Let Portion) accompanied by a plan showing the position and dimensions thereof,
      (iii) the business proposed to be carried on by the proposed sub-tenant at the Sub-Let Portion;
      (iv)  the term of the proposed sub-letting,
      (v)   the proposed rent and other charges to be paid by the

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            proposed sub-tenant PROVIDED THAT the rent payable by the sub-tenant shall not be less than the then current market rental and shall in any event not be less than the PSF Tenant's Rental as defined in sub-clause (d)(ii) hereof;

(b) no sub-tenancy shall be granted for a period which would extend beyond the expiry date of the Term;

(c) the lettable floor area of the Sub-Let Portion, when aggregated with the lettable floor area of all portions of the Premises in respect of which there shall be a subsisting sub-tenancy granted pursuant to this Special Condition 2, shall not exceed 5,776 square feet in the aggregate;

(d) if the Tenant shall derive a profit from the sub-letting of the Sub-Let Portion, the Tenant shall be required to share such profit with the Landlord in accordance with the following formula:-
      (i) the rent per square foot of the lettable floor area of the Sub-Let Portion derived by the Tenant from the sub-letting ("the PSF Sub-Letting Rental") shall be reasonably determined by the Landlord;
      (ii) the rent per square foot of the lettable floor area of the Premises payable by the Tenant under this Agreement ("the PSF Tenant's Rental") shall be reasonably determined by the Landlord;
      (iii) if the PSF Sub-Letting Rental exceeds the PSF Tenant's Rental, the Tenant will in respect of each square foot of the lettable floor area of the Sub-Let Portion share the

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            excess equally with the Landlord;

      (iv) payment of the proportion of the PSF Sub-Letting Rental to which the Landlord is entitled under this sub-clause shall be made to the Landlord within 7 days from the date the relevant sub-letting rental is received by the Tenant;

      (v) Air-Conditioning Charges and Management Charges shall not be taken into account for the purposes of this Clause and the Tenant will pass on all Air-Conditioning Charges and Management Charges and rates to its sub-tenant(s) at cost;

(e) prior to entering into any sub-letting permitted hereunder, the Tenant shall procure that the sub-tenant enter into:
      (i) direct covenants with the Head Landlord to perform and observe all the lessee's covenants and the other provisions of the Head Lease insofar as they relate to the Sub-Let Portion;
      (ii) direct covenants with the Landlord to perform and observe all the covenants and conditions herein contained and on the Tenant's part to be performed and observed, insofar as they relate to the Sub-Let Portion;

(f) any sub-letting permitted hereunder shall be on terms and conditions in every respect compatible with and contain covenants and restraints on the part of the sub-tenant no less onerous than those imposed upon the Tenant in this Agreement and the sub-tenant shall have no further right of sub-letting whatsoever;

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(g)  The PSF Sub-Letting Rental exceeds the PSF Tenant's Rental, then all legal costs, stamp duty, registration fee and agency fee reasonably incurred by the Landlord and/or the Tenant in connection with any sub-letting permitted hereunder shall be shared equally between the Landlord and the Tenant and shall be paid out of the Sub-Letting Rental received by the Tenant before any sharing is made pursuant to Special Condition 2(d)(iii) hereof;

(h) if the PSF Sub-Letting Rental is less than the PSF Tenant's Rental, the Tenant shall upon production of the relevant receipt(s) reimburse to the Landlord all reasonable legal costs incurred by the Landlord in respect of the approval of the sub-tenancy agreement;

(i) the Tenant shall not erect upon the Premises or the Building or any part thereof any sign or other display advertising the availability of the Premises or any part thereof for letting or sub-letting or issue any pamphlet, publicity or advertisement in any form whatsoever with regard to any proposed letting or subletting without the prior written consent of the Landlord which may be withheld or granted subject to conditions at the entire discretion of the Landlord;

(j) the Tenant shall upon the reasonable request of the Landlord use its best endeavours to enforce the terms and conditions of the sub-tenancy on the part of the sub-tenant to be observed and performed.

                                     -71-
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MONANCE LIMITED (the Landlord)               )
                                             )
In the presence of:                          )
                                             )
                                             )



SIGNED by JoAnn Patrick-Ezzell,              )
                                             )     For and on behalf of
its Director                                 )     iAsiaWorks (H.K.) Limited
                                             )
for & on behalf of IASIAWORKS (HK) LIMITED   )     /s/ JoAnn Patrick-Ezzell
                                                   -----------------------------
                                             )            Authorized Signature
(the Tenant)                                 )
                                             )
in the presence of:                          )

     /s/  illegible
          HR DIRECTOR



RECEIVED the day and year first above written  )
                                               )
the sum of HONG-KONG DOLLARS ONE MILLION ONE   )   HK$1,161,056.40
                                               )   ===============
HUNDRED AND SIXTY ONE THOUSAND AND FIFTY SIX   )
                                               )
AND FORTY CENTS ONLY being the Deposit payable )
                                               )
by the Tenant hereunder on signing hereof in   )
                                               )
accordance with Section IX Clause 9.01 hereof  )
                                               )
and Part IV of the Second Schedule hereto.     )

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                           [FLOOR PLAN APPEARS HERE]